Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Symantec Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-07223, 333-18353, 333-39175, 333-71021, 333-47648, 333-52200, 333-81146, 333-102096, 333-119872, 333-126403, 333-140252, 333-141986, 333-148107, 333-155266, 333-170326, 333-175783, 333-179268,333-191889, 333-212847, 333-216132, 333-219714, 333-221341 and 333-223734) and Form S-3 (Nos. 333-127958, 333-127959, 333-139230, 333-169330, 333-211513, 333-214054, and 333-221042) of Symantec Corporation of our report dated October 26, 2018, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of March 30, 2018 and March 31, 2017, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended March 30, 2018, and the effectiveness of internal control over financial reporting of Symantec Corporation as of March 30, 2018, which report appears in the October 26, 2018 annual report on Form 10-K of Symantec Corporation.

/s/ KPMG LLP

Santa Clara, California

October 26, 2018

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